Exhibit 10.8

VOTING AGREEMENT

VOTING AGREEMENT, dated as of June __, 2018 (this “Agreement”), by and between Helios and Matheson Analytics Inc., a Delaware corporation with offices located at Empire State Building, 350 5th Avenue, New York, New York 10118 (the “Company”) and the stockholder signatory hereto (the “Investor”).

WHEREAS, the Company and certain investors (including the Investor) (each, a “Buyer”, and collectively, the “Buyers”) have entered into a Securities Purchase Agreement, dated as of June __, 2018 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Buyers and the Buyers have, severally but not jointly, agreed to purchase (i) the Notes (as defined in the Securities Purchase Agreement) which will be convertible into Conversion Shares (as defined in the Securities Purchase Agreement) in accordance with the terms of the Notes and (ii) the Preferred Shares (as defined in the Securities Purchase Agreement);

WHEREAS, on January 11, 2018, the Company and certain investors (including one or more Buyers) (the “January Buyers”) entered into a securities purchase agreement, as amended (the “January Securities Purchase Agreement”), pursuant to which such January Buyers purchased certain January Notes (as defined in the Notes);

WHEREAS, as of the Closing Date (as defined in the Securities Purchase Agreement), the Investor will own such aggregate number of Preferred Shares as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement (the “Investor Shares”); and

WHEREAS, the Company desires, as a condition to the Company entering into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), that the Investor agree, and in order to induce the Company to enter into the Securities Purchase Agreement, the Investor has agreed, to enter into this Agreement with respect to the Investor Shares and any other shares of Common Stock (as defined in the Securities Purchase Agreement) now owned and which may hereafter be acquired by the Investor and any other securities of the Company (the “Other Securities”, and together with the Investor Shares, the “Investor Securities”), if any, which Investor is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the shareholders of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01, the Investor hereby agrees that at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Company’s shareholders, the Investor shall vote the Investor Securities, which Investor is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the shareholders of the Company: (a) in favor of (i) the Shareholder Approval (as defined in the January Securities Purchase Agreement), (ii) the Stockholder Resolutions (as defined in the January Securities Purchase Agreement), (iii) an increase in the authorized shares of the Company from 500,000,000 to 2,000,000,000 and (iv) a reverse stock split of the Common Stock of the Company in the range of 1 share-for-2 up to a ratio of 1 share-for-250 shares; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents (as defined in the Securities Purchase Agreement) or the Transaction Documents (as defined in the January Securities Purchase Agreement) or which could result in any of the conditions to the Company's obligations under the Transaction Documents (as defined in the Securities Purchase Agreement) or the Transaction Documents (as defined in the January Securities Purchase Agreement), as applicable, not being fulfilled. The Investor acknowledges receipt and review of a copy of the Securities Purchase Agreement, the January Securities Purchase Agreement, the Transaction Documents (as defined in the Securities Purchase Agreement) and the Transaction Documents (as defined in the January Securities Purchase Agreement). The obligations of the Investor under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval (as defined in the January Securities Purchase Agreement).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Investor hereby represents and warrants to the Company as follows:

SECTION 2.01. Authority Relative to this Agreement. The Investor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by the Investor does not, and the performance of this Agreement by the Investor shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Investor or by which the Investor Securities owned by the Investor are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Investor Securities owned by the Investor pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Investor is a party or by which the Investor or the Investor Securities owned by the Investor is bound.

(b) The execution and delivery of this Agreement by the Investor does not, and the performance of this Agreement by the Investor shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Investor.

SECTION 2.03. No Proxy. The Investor has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Investor Securities owned by the Investor.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Encumbrance of Stock prior to Record Date. At any time on or prior to the record date for the Stockholder Meeting (as defined in the January Securities Purchase Agreement), the Investor hereby covenants and agrees that the Investor shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Investor’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Investor Shares, directly or indirectly, or initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and the Investor irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement (other than this Agreement) on any of the Investor Shares subject to this Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. The Investor shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Investor (other than the Securities Purchase Agreement and the other Transaction Documents) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Investor with respect to the subject matter hereof.

SECTION 4.03. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 4.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.05. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth in the Securities Purchase Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.06. Termination. This Agreement shall automatically terminate immediately following the occurrence of the Shareholder Approval (as defined in the January Securities Purchase Agreement).

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the Investor and the Company have duly executed this Voting Agreement as of the date first written above.

HELIOS AND MATHESON ANALYTICS INC.

By:
Name:
Title:

INVESTOR:

By:
Name:
Title: